                                                                       EXHIBIT 5

                        BERLINER ZISSER WALTER & GALLEGOS
                           A PROFESSIONAL CORPORATION

                                ATTORNEYS AT LAW

                               ONE NORWEST CENTER
                         1700 LINCOLN STREET, SUITE 4700
                           DENVER, COLORADO 80203-4547
                                 (303) 830-1700
                              (303) 830-1705 (FAX)


                                December 18, 1998

Sport-Haley, Inc.
4600 E. 48th Avenue
Denver, Colorado  80216

Re:      Registration Statement on Form S-3
         (S.E.C. File No. 333-     ) Covering
         Public Offering of 22,250 Shares
         of Common Stock of Sport-Haley, Inc.

Gentlemen:

         We have acted as counsel to Sport-Haley, Inc., a Colorado corporation (the "Company"), in connection with the proposed offering by a selling shareholder of 22,250 shares of Common Stock (the "Shareholder Shares"), all in accordance with the registration provisions of the Securities Act of 1933, as amended.

         In such capacity, we have examined, among other documents, the Registration Statement on Form S-3 which the Company is to file with the Securities and Exchange Commission today or shortly hereafter (as the same may be further amended from time to time, the "Registration Statement"), covering the public offering of the above-described securities.

         Based on the foregoing and on such further examination as we have deemed relevant and necessary, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Colorado.

         2. The Shareholder Shares of Common Stock have been legally and validly authorized under the Articles of Incorporation of the Company, and on receipt of the consideration required by, and when issued in accordance with the description set forth in, the Registration Statement, the Shareholder Shares will constitute duly and validly issued, outstanding, and fully paid and nonassessable securities of the Company.

         We hereby consent to the use of our name and to the references to our firm beneath the caption "LEGAL MATTERS" in the Prospectus forming a part of the Registration Statement, and to the filing of a copy of this opinion as Exhibit No. 5 thereto.

                                Very truly yours,

                                /s/ BERLINER ZISSER WALTER & GALLEGOS, P.C.